Exhibit 10.2

                        CEDAR MOUNTAIN DISTRIBUTORS, INC.
                              1065 West 1150 South
                                 Provo, UT 84601

                                  May 12, 2005

VIA EMAIL
Mr. Hakan Wretsell
iCurie Lab Holdings, Ltd.
12 Plumtree Court
London, EC4A4HT

Dear Mr. Wretsell:

         On or about March 30, 2005, iCurie Lab Holdings, Ltd. ("iCurie") and Cedar Mountain Distributors, Inc. ("Cedar") executed a letter agreement (the "Agreement"). The Agreement provided for $50,000 to be placed in escrow while iCurie conducted a due diligence investigation. This is to confirm that the Agreement is hereby amended as follows:

         1) The $50,000 in escrow funds shall be immediately released to Cedar and is not refundable under any circumstances except as expressly set forth in paragraph 2).

         2) If, on or before June 30, 2005, Cedar shall have merged into or with, or combined with, another entity or sold substantially all of its assets to another entity (or acquired substantially all of the assets of another entity), or consummated a similar transaction with another entity, or caused or permitted any change in the capitalization or ownership of the capital stock of the Company, or agreed to do any of the foregoing, in each case other than in connection with a possible transaction with iCurie, then Cedar shall promptly return the $50,000 to iCurie.

         This letter agreement shall also act as authorization for and instruction to Escrow Agent (as defined in the Agreement) to immediately release the $50,000 in funds to Cedar that it is holding in escrow pursuant to the Agreement.

         The Agreement, as amended by this letter agreement, contains the entire understanding of the parties, supersedes all prior oral or written agreements, and shall be binding upon successors and assigns with respect to the subject matter hereof.

         This letter agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

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         If the foregoing correctly sets forth the substance of the understanding between the parties, please execute this letter in duplicate. Retain one copy for your records and return one to us.

                                               Very truly yours,

                                               CEDAR MOUNTAIN DISTRIBUTORS, INC.

                                               /s/ Brenda Hall

                                               Brenda Hall
                                               President

AGREED AND APPROVED:

ICURIE LAB HOLDINGS, LTD.

/s/ Hakan Wretsell

Hakan Wretsell
CEO